UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 22, 2015
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders
SIGNATURES

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Matters voted upon and votes cast at the annual meeting of shareholders of Weyerhaeuser Company held on Friday, May 22, 2015, were:

The reelection of David P. Bozeman, Debra A. Cafaro, Mark A. Emmert, John I. Kieckhefer, Wayne W. Murdy, Nicole W. Piasecki, Doyle R. Simons, D. Michael Steuert, Kim Williams, and Charles R. Williamson to the board of directors.

	For	Against	Abstain	Broker Non-Votes
Bozeman ...............	410,216,122	1,330,387	1,151,570	52,362,647
Cafaro ...............	409,808,885	1,823,917	1,065,277	52,362,647
Emmert .............	409,054,471	2,505,818	1,137,790	52,362,647
Kieckhefer ........	404,965,362	4,547,882	3,184,835	52,362,647
Murdy ...............	409,806,590	1,752,699	1,138,790	52,362,647
Piasecki .............	408,344,407	3,281,350	1,072,322	52,362,647
Simons ..............	409,747,937	1,866,261	1,083,881	52,362,647
Steuert ...............	409,513,536	2,043,780	1,140,763	52,362,647
Williams ............	409,806,546	1,844,235	1,047,298	52,362,647
Williamson ........	409,952,182	1,663,635	1,082,262	52,362,647

	For	Against	Abstain	Broker Non-Votes
Proposal to approve the advisory (non-binding) resolution relating to executive compensation	400,719,314	10,169,714	1,809,051	52,362,647
Proposal to approve, on an an advisory basis, the appointment of auditors	461,029,596	2,646,328	1,384,802	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Devin W. Stockfish
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 27, 2015